SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 4, 2006

Commission	Registrant; State of Incorporation	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.
-----------	-----------------------------------	--------------------

1-5324	NORTHEAST UTILITIES	04-2147929
(a Massachusetts voluntary association)
One Federal Street, Building 111-4
Springfield, Massachusetts 01105
Telephone: (413) 785-5871

0-00404	THE CONNECTICUT LIGHT AND POWER COMPANY	06-0303850
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(a Connecticut corporation)
107 Selden Street
Berlin, Connecticut 06037-1616
Telephone: (860) 665-5000

1-6392	PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE	02-0181050
---------------------------------------
(a New Hampshire corporation)
Energy Park
780 North Commercial Street
Manchester, New Hampshire 03101-1134
Telephone: (603) 669-4000

0-7624	WESTERN MASSACHUSETTS ELECTRIC COMPANY	04-1961130
--------------------------------------
(a Massachusetts corporation)
One Federal Street, Building 111-4
Springfield, Massachusetts 01105
Telephone: (413) 785-5871

Not Applicable

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 -

Other Events

Item 8.01

Other Events

In 1998, Yankee Atomic Electric Company (“YAEC”), Connecticut Yankee Atomic Power Company (“CYAPC”), and Maine Yankee Atomic Power Company (“MYAPC”) filed separate complaints against the United States Department of Energy (“DOE”) in the United States Court of Federal Claims seeking monetary damages resulting from the DOE’s failure to begin accepting spent nuclear fuel for disposal no later than January 31, 1998 pursuant to the terms of the 1983 spent fuel and high level waste disposal contracts between the Yankee companies and the DOE. In decisions later that year, the court found liability on the part of the DOE to the Yankee companies for breach of the standard contract, based upon the DOE’s failure to begin accepting spent nuclear fuel for disposal, and directed plaintiffs to seek monetary damages in the Court of Federal Claims.

In 2004, a separate trial was conducted in the Court of Federal Claims in which the Yankee companies initially claimed aggregate damages estimated at between $523 million and $543 million for incremental spent nuclear fuel storage, security, construction and other costs through 2010.

Consistent with precedent set in another case, the Court subsequently limited damages to actual damages incurred.  In a ruling released October 4, 2006, the Court held that the DOE was liable for damages to YAEC for $32.9 million through 2001, CYAPC for $34.2 million through 2001, and MYAPC for $75.8 million through 2002.  The Yankee companies had claimed actual damages through the same period as follows: YAEC: $60.8 million; CYAPC: $37.7 million; and MYAPC: $78.1 million.  Most of the reduction in the claimed losses related to disallowed wet pool operating expenses.  The Court felt the Yankee companies would have incurred the disallowed expenses notwithstanding the DOE breach given the DOE’s probable rate of acceptance of spent nuclear fuel had a depository been available.

The Yankee companies believe they will have the opportunity in future lawsuits to recover more damages incurred in years after 2001/2002.  The Yankee companies expect the DOE to appeal the decision and are themselves still evaluating whether to appeal.  The application of any damages which are ultimately recovered to benefit customers is established in the Yankee companies’ Federal Energy Regulatory Commission (“FERC”) approved rate settlement agreements, although implementation will be subject to the final determination of the FERC.

Northeast Utilities’ (“NU”) electric operating subsidiaries collectively own 38.5% of YAEC, 49% of CYAPC and 20% of MYAPC, and their aggregate share of the damages would be $44.7 million.  Their respective shares of the damages would be as follows: The Connecticut Light and Power Company (“CL&P”): $29.0 million; Western Massachusetts Electric Company (“WMECO”): $7.9 million; and Public Service Company of New Hampshire (“PSNH”): $7.8 million.  CL&P, WMECO and PSNH cannot at this time determine the timing or amount of any ultimate recovery or the credit to future storage costs that may be realized in connection with this matter.

For further information about this matter, see “Item 1.  Business-Nuclear Activities” in NU’s 2005 Annual Report on Form 10-K and “Note 9E Commitments and Contingencies-Deferred Contractual Obligations-Spent Nuclear Fuel Litigation” in NU’s 2005 Annual Report.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalves by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES THE CONNECTICUT LIGHT AND POWER COMPANY PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE WESTERN MASSACHUSETTS ELECTRIC COMPANY (Registrants)
By: /s/ Randy A. Shoop Name: Randy A. Shoop Title: Vice President and Treasurer

Date:  October 13, 2006